Exhibit 23

CONSENT OF
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

To the Board of Directors
Searchlight Minerals Corp.

We hereby consent to the incorporation by reference from the Form 10-K/A for the year ended December 31, 2007, in the registration statements (Nos. 333-106624 & 333-85984) on Form S-8 of Searchlight Minerals Corp., of our report dated April 12, 2008, except for Note 16, whose date is May 12, 2008, with respect to the balance sheet as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the year then ended, including inception cumulative data prospectively from January 14, 2000 (date of inception) through December 31, 2005, relating to the financial statements, which appears in this Form 10-K/A.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
August 31, 2009